Exhibit 4.1

AMENDMENT NO. 1
TO THE
POOLING AND SERVICING AGREEMENTS

Amendment No. 1, dated as of October 31, 2007 (the “Amendment”), to the Pooling and Servicing Agreements (the “Agreements”) listed on Schedule I hereto, each among NovaStar Mortgage Funding Corporation (the “Depositor”), NovaStar Mortgage, Inc., as sponsor and servicer (the “Sponsor” or “Servicer”), U.S. Bank National Association, as custodian (the “Custodian”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreements and Appendix A thereto.

WHEREAS, the parties hereto have entered into the Agreements;

WHEREAS, the purpose of this Amendment is to cure certain ambiguities in the wording of each Agreement and to conform to the language of the offering document;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreements pursuant to Section 12.01 thereof as follows:

1.    a) Revised Section 3.07(a).

Section 3.07(a)(x) of each Agreement is hereby amended to correct the section reference so that the clause reads in whole as follows:

“(x) to clear and terminate the Collection Account upon a termination pursuant to Section 11.01;”

b) Revised Section 3.28.

Section 3.28 is hereby revised to replace the period at the end of the first sentence with the following:

“, and the Servicing Rights Pledgee may terminate the Servicer pursuant to an event of default under the lending facility between the Servicer and the Servicing Rights Pledgee.”

c) Revised Section 6.06(e).

For purposes of Section 6.06(e) “NovaStar Mortgage, Inc.” shall be replaced by “the Servicer immediately prior to such succession.”

2.    Condition to Effectiveness.

As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of each Agreement has been received by the parties hereto.

3.	Effect of Amendment.

This Amendment to the Agreements shall be effective and the Agreements shall be deemed to be modified and amended in accordance herewith retroactively to the original dates of each related Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Company, the Sponsor, the Servicer, the Custodian and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreements for any and all purposes. The Agreements, as amended hereby, are hereby ratified and confirmed in all respects.

4.	The Agreements in Full Force and Effect as Amended.

Except as specifically amended hereby, all the terms and conditions of the Agreements shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreements. All references to the Agreements in any other document or instrument shall be deemed to mean the Agreements as amended by this Amendment.

5.	Counterparts.

This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

6.	Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

IN WITNESS WHEREOF, the Sponsor, the Servicer, the Depositor, the Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Glenn Minkoff _________________
Name: Glenn Minkoff
Title: Director

WACHOVIA BANK, N.A.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Andrew W. Riebe _______________
Name: Andrew W. Riebe
Title: Director

WACHOVIA CAPITAL MARKETS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Scott Shuman ________________
Name: Scott Shuman
Title: Vice President

WACHOVIA INVESTMENT HOLDINGS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Goetz Rokahr __________________
Name: Goetz Rokahr
Title: Vice President

NOVASTAR MORTGAGE FUNDING CORPORATION,
as Depositor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE, INC.,
as Servicer and as Sponsor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By: /s/ Corinne Rhode
Name: Corinne Rhode
Title: Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By: /s/ Mei Nghia
Name: Mei Nghia
Title: Authorized Signer

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

[Signature Page for Amendment No. 1 to the 2007-1
and 2007-2 Pooling and Servicing Agreements - Section 3.07]

Schedule I

1.
Pooling and Servicing Agreement, dated as of February 1, 2007, by and among NovaStar Mortgage Funding Corporation, as Depositor, NovaStar Mortgage, Inc., as Servicer and as Sponsor, U.S. Bank National Association, as Custodian and Deutsche Bank National Trust Company, as Trustee, relating to NovaStar Mortgage Funding Trust, Series 2007-1, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2007-1.

2.
Pooling and Servicing Agreement, dated as of May 1, 2007, by and among NovaStar Mortgage Funding Corporation, as Depositor, NovaStar Mortgage, Inc., as Servicer and as Sponsor, U.S. Bank National Association, as Custodian and Deutsche Bank National Trust Company, as Trustee, relating to NovaStar Mortgage Funding Trust, Series 2007-2, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2007-2.